UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 26, 2021

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2021, Lipocine Inc. (the “Company” or “Lipocine”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 14,285,714 shares of common stock, $0.0001 par value per share, at a public offering price of $1.75 per share (the “Offering”). Under the terms of the Underwriting Agreement, Lipocine granted the Underwriters a 30-day option to purchase up to an additional 2,142,857 shares of common stock solely to cover over-allotments, if any. Lipocine expects to receive approximately $23.3 million in net proceeds from the Offering (excluding the over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses. The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-250072), which was declared effective by the Securities Exchange Commission (the “SEC”) on November 23, 2020, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on January 25, 2021, and the final prospectus supplement to be filed with the SEC. The Offering is expected to close on or about January 28, 2021, subject to satisfaction of customary closing conditions. The Company intends to use net proceeds from the Offering for general corporate purposes, which may include additions to working capital and capital expenditures. The Company has not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, the Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other provisions customary for transactions of this nature. All of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 calendar days from January 26, 2021, subject to limited exceptions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Offering, Lipocine is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated herein by reference. In addition, on January 26, 2021, Lipocine issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding the anticipated closing of the Offering and the amount of net proceeds from the Offering. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with market conditions, risks and uncertainties associated with the Company’s business and finances in general, risks associated with the COVID-19 global pandemic, as well as other risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with SEC. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 26, 2021, by and between Lipocine Inc. and Raymond James & Associates, Inc.

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press Release dated January 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 27, 2021	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer